Exhibit 99.1

Imperial Holdings Announces Signing of Commitment Letter for $45 Million Shareholder Bridge Financing

Boca Raton, FL, March 4, 2013 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today it has executed a commitment letter for a $45 million bridge facility to be provided by some of the Company’s largest shareholders, including Indaba Capital Management, Nantahala Capital Management, NS Advisors and Brooklyn Capital Management, (a/k/a Bulldog Investors).

Under the terms of the financing commitment, the bridge facility will have an 18 month term and will be secured against certain life settlement assets. It will be guaranteed by the Company, bears an interest rate of 12% for the first 9 months and, should it still be outstanding, 18% thereafter. The bridge facility closing date is expected to be on or before March 28, 2013 and is pre-payable at any time at par.

The Company’s board of directors established a pricing committee, consisting of independent and disinterested directors, which evaluated and approved the terms of the commitment letter and bridge facility.

Antony Mitchell, CEO of Imperial Holdings commented, “This financing commitment is a significant and positive milestone for Imperial because it ensures that we can make uninterrupted premium payments on our life insurance policies. With no other meaningful debt on our balance sheet, this facility will allow us the flexibility to secure longer term financing.” Mr. Mitchell concluded, “We are grateful to those shareholders who have expressed confidence in management’s efforts to maximize shareholder value by agreeing to make this additional financial commitment.”

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to satisfy the conditions precedent to closing on the bridge facility in the commitment letter, including the absence of a material adverse change affecting the Company and its subsidiaries or the value of its portfolio of life insurance policies; unanticipated issues that prevent or delay the Company’s independent registered public accounting firm from concluding its procedures for the year ended December 31, 2012 or that require additional efforts, procedures or review; the investigation by the Securities and Exchange Commission, and potential adverse outcomes associated with the investigation, including payments or fines the Company may be required to make, restrictions placed upon the Company and legal proceedings that may relate to these matters; the possibility that payments due to the Company under certain policies may be delayed; the Company’s ability to repay the bridge facility and to raise other sources of capital; the amount of legal expenses for which the Company is reimbursed under its directors and officers insurance policy; and the accuracy of actuarial assumptions underlying the Company’s models; All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director - Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

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